                             MASSELLA RUBENSTEIN LLP
                  Certified Public Accountants and Consultants
                          375 North Broadway, Suite 103
                                Jericho, NY 11753
                                Tel: 516-937-7800
                                Fax: 516-937-7803

August 2, 2002

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W. (Judiciary Square)
Washington, DC 20549

Ladies and Gentlemen:

We were principal accountants for Waterfalls Corp. and, under the date of
October 11, 2000 we reported on the financial statements of Waterfalls Corp. as of September 30, 2000 and for the period from inception through September 30,
2000. On May 25, 2002, we were formally notified of our dismissal as principal accountants. We have read Waterfalls Corp's statements included under Item 4 of its Form 8-K dated August 2, 2002 and are in agreement with the statements contained therein.

Very truly yours,

/s/ Massella Rubenstein LLP
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    MASSELLA RUBENSTEIN LLP